 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): January 31, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

510 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

As described below in further detail, on January 31, 2020, Amyris, Inc. (the “Company”) completed a series of transactions that, combined with the warrant exercise previously reported in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 14, 2020, resulted in the Company (i) receiving $42.3 million in cash, (ii) reducing its aggregate debt (principal and accrued interest) by approximately $70 million, (iii) issuing an aggregate of (A) 25,326,095 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as a result of the exercise of outstanding warrants, and (B) 13,989,973 new shares of Common Stock in private placements, and (iv) issuing rights to purchase an aggregate of 18,649,961 shares of Common Stock, at an exercise price of $2.87 per share, for an exercise term of 12 months.

Warrant Amendment Agreements

On January 31, 2020, the Company entered into separate warrant amendment agreements (the “Warrant Amendments”) with Foris Ventures, LLC (“Foris”), an entity affiliated with director John Doerr and which beneficially owns greater than five percent of the Company’s outstanding common stock, and with certain other holders (the “Holders”) of the Company’s outstanding warrants to purchase shares of the Company’s Common Stock, pursuant to which the exercise price of certain warrants (the “Amended Warrants”) held by the Holders and Foris was reduced to $2.87 per share upon the exercise of the Amended Warrant. The issuance, terms and prior amendments of the Amended Warrants along with related matters were previously reported in Current Reports on Form 8-K filed by the Company with the SEC on April 19, 2019, April 30, 2019, May 14, 2019, September 4, 2019 and December 2, 2019, which are incorporated herein by reference.

In connection with the entry into the Warrant Amendments, on January 31, 2020 the Holders delivered to the Company irrevocable notices of cash exercise with respect to their Amended Warrants, representing an aggregate of 1,160,929 shares of Common Stock (the “Warrant Amendment Shares”), and the Company issued to the Holders rights to purchase an aggregate of 1,160,929 shares of Common Stock, at an exercise price of $2.87 per share, for an exercise term of twelve months from the January 31, 2020 issuance (the “Rights”). The Company received net proceeds of $3.3 million from the exercise of the Amended Warrants and issued to the Holders the Warrant Amendment Shares. The resale of the Warrant Amendment Shares was registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-234661) filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) on November 13, 2019, which became effective on December 17, 2019 (the “Registration Statement”).

Warrant Exercise Amendment

On January 31, 2020, the Company and Foris entered into a warrant exercise agreement (the “Exercise Agreement”) pursuant to which (i) Foris agreed (A) to exercise all of its outstanding common stock purchase warrants (the “Foris Warrants”), currently exercisable for an aggregate of 19,287,780 shares of Common Stock (the “Foris Warrant Shares”), at a weighted average exercise price of approximately $2.84 per share (following the Warrant Amendments) and with an aggregate exercise price of $54.8 million (the “Exercise Price”), and (B) to purchase 5,279,171 shares of Common Stock (the “Foris Shares”), at $2.87 per share for a total purchase price of $15.2 million (“Purchase Price”), (ii) Foris agreed to pay the Exercise Price and the Purchase Price through the cancellation of $70 million owed by the Company to Foris under the Prior Credit Agreements and the LSA (each as defined below) and (iii) the Company agreed to issue to Foris the Foris Shares and an additional right to purchase 8,778,230 shares of Common Stock at a purchase price of $2.87 per share, for a period of 12 months from the Exercise Agreement (the “Foris Rights”). The resale of the Foris Warrant Shares was registered pursuant to the Company’s Registration Statement. The issuance, terms and prior amendments of the Foris Warrants along with related matters were previously reported in Current Reports on Form 8-K filed by the Company with the SEC on July 30, 2015, February 19, 2016, April 19, 2019, April 30, 2019, May 14, 2019, August 20, 2019, September 4, 2019, October 16, 2019, November 1, 2019, and December 2, 2019, which are incorporated herein by reference.

As previously reported, (i) on each of April 8, 2019, June 11, 2019, July 10, 2019, July 26, 2019 and August 28, 2019, the Company and Foris entered into certain credit agreements (taken together, the “Prior Credit Agreements”), pursuant to which Foris made unsecured loans to the Company in an aggregate principal amount of $51.5 million, of which amount $32.5 million in principal (the “Prior Credit Agreement Rollover Amount”) was added and made subject to the LSA (as defined below) and the related principal indebtedness under the applicable Prior Credit Agreement was cancelled, and (ii) on October 28, 2019, the Company, certain of the Company’s subsidiaries and Foris entered into an Amended and Restated Loan and Security Agreement (the “LSA”), under which there was $91,041,000 in outstanding principal amount of secured indebtedness of the Company, which amount included the Prior Credit Agreement Rollover Amount. The terms and amendments of the Prior Credit Agreements and the LSA along with related matters were previously reported in Current Reports on Form 8-K filed by the Company with the SEC on April 11, 2019, June 17, 2019, July 15, 2019, August 1, 2019, September 4, 2019 and November 1, 2019, which are incorporated herein by reference.

The Rights, the Foris Shares and the Foris Rights were issued in private placements pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”), without general solicitation, made only to and with “accredited investors” as defined in Regulation D.

The foregoing description of the Warrant Amendments and the Warrant Exercise Agreement is a summary and is qualified in its entirety by reference to the Form of Holder Warrant Amendment, the Form of Foris Warrant Amendment, the Exercise Agreement, and the Form of Rights, which are filed hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information contained in Item 1.01 above is incorporated herein by reference

On January 31, 2020 the Company entered into separate Security Purchase Agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”), including Foris, for the issuance and sale of an aggregate of 8,710,802 shares of Common Stock (the “PIPE Shares”) and rights to purchase an aggregate of 8,710,802 shares of Common Stock at a purchase price of $2.87 per share, for a period of 12 months from the Closing (as defined below) (the “PIPE Rights”), for an aggregate purchase price of $25 million (the “Offering”).

The closing of the Offering (the “Closing”) occurred on February 4, 2020. At the Closing, the Company received aggregate cash proceeds of $25 million upon issuance of the PIPE Shares and the PIPE Rights. The Purchase Agreements include customary representations, warranties and covenants of the parties. The Company intends to use the proceeds from the Offering for working capital and other general corporate purposes, including the repayment of indebtedness.

The foregoing descriptions of the Purchase Agreements and the PIPE Rights are qualified in their entirety by reference to the Form of Security Purchase Agreement, which is filed hereto as Exhibit 10.4 and is incorporated herein by reference.
The securities issued or to be issued pursuant to the Purchase Agreements are being sold in private placements pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Form of Rights (found at Exhibit A, herein)
10.1	Form of Holder Warrant Amendment
10.2	Form of Foris Warrant Amendment
10.3	Exercise Agreement
10.4	Form of Security Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: February 6, 2020	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer